Universal Capital Management, Inc.
2006 Equity Incentive Plan

1.	Purpose of the Plan

The purpose of this Universal Capital Management, Inc. 2006 Equity Incentive Plan is to (i) assist Universal Capital Management, Inc. in attracting and retaining Employees with outstanding abilities; (ii) to promote the identification of the Employees’ interests with those of the stockholders of the Company; and (iii) to issue Options to Non-Employees, which the Board or its Committee determines is in the best interest of the Company and its stockholders.

2.	Definitions

For the purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Award Agreement” means the written agreement, executed by the committee or the Board or its delegate, and the Optionee, that sets forth the terms of an Option.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the Committee described in Section 5.1 hereof.

“Company” means Universal Capital Management, Inc., a Delaware corporation.

“Director” means a member of the Board.

“Employee” means an individual who is employed by the Company, as determined by the Board or the Committee in its sole discretion.

“Fair Market Value” of Shares means (i) if the Shares are then listed and traded on a registered national or regional securities exchange or quoted on The National Association of Securities Dealers Automated Quotation System, the average of the high and low sales price of a Share on such exchange or quotation system on the date of a grant or issuance of an Option, or (ii) if the Shares are not traded on a registered national or regional securities exchange or quoted in such a quotation system, the fair market value as determined by the Committee, based on such valuation methods as the Committee determines to be appropriate as long as such methods are permitted by the 40 Act; provided, however, that in no event shall Fair Market Value be less than that determined under section 409A of the Code.

“Incentive Stock Option” means an Option that is designated as an incentive stock option in the Award Agreement, to the extent such Option qualifies as an “incentive stock option” under section 422 of the Code.

“40 Act” means the Investment Company Act of 1940, as from time to time amended.

“Non-Employee Director” means a Director who is not an Employee.

“Option” means the right to purchase Shares, as set forth in an Award Agreement.

“Optionee” means any individual to whom an Option has been granted, all or a portion of which remains unexercised.

“Plan” means the Universal Capital Management, Inc., 2006 Equity Incentive Plan, as set forth herein and as amended from time to time.

“Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended or any successor rule.

“Share” means one share of voting common stock, par value $.001 per share, of the Company, and such other stock that may be substituted therefor pursuant to Section 7 hereof.

3.	Eligible Persons

Every individual, including, but not limited to, any individual who at the date of grant of an Option is (i) an Employee or (ii) a Non-Employee Director, is eligible to receive Options under this Plan.

The foregoing notwithstanding, no Options shall be issued hereunder to any (i) Non-Employee Director unless all of all the requirements of Section 61(a)(3)(B)(i)(II) of the 40 Act have been satisfied or (ii) individual who is neither an Employee nor a Non-Employee Director, unless, in both cases, the Board or the Committee determines prior to such issuance that it is in the best interest of the Company and its stockholders and otherwise satisfies all of the requirements of Section 61(a)(3)(C)(ii) of the 40 Act.

4.	Stock Subject to this Plan; Maximum Number of Grants

4.1  Subject to Section 4.2, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed Two Million (2,000,000) shares of common stock of the Company. The Shares covered by the portion of any grant under this Plan which expires unexercised shall become available again for grants under this Plan. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be granted to any Optionee in any calendar year and (ii) the kind, number and exercise price of shares subject to outstanding securities, in each case as may be determined by the Board or the Committee, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Board or the Committee, in its sole discretion. In connection with any event described in this Section 4.1 or a sale by the Company of all or substantially all of its assets, the Board or the Committee may provide, in its sole discretion, for the cancellation of any outstanding Award Agreement in exchange for a payment in cash or other property equal to the Fair Market Value of the Option issuable on exercise of such cancelled Award Agreement less the exercise price or purchase price thereof.

4.2  Notwithstanding Section 4.1, the amount of voting securities that would result from the exercise of all outstanding Options at the time of grant hereunder shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from exercise of all outstanding Options granted hereunder to the Company’s Directors, officers and Employees pursuant to any executive compensation plan meeting the requirements of Section 61(a)(3)(B) of the 40 Act would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding Options at the time of grant hereunder shall not exceed 20% of the outstanding voting securities of the Company.

5.	Administration

5.1  This Plan shall be administered by the Board or by a committee to which administration of the Plan, or of part of the Plan, is delegated by the Board. The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with applicable stock exchange rules, Rule 16b-3 and section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors,” within the meaning of said Rule 16b-3, and “outside directors,” within the meaning of section 162(m) of the Code. The foregoing notwithstanding, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties under this Plan, provided that in the event that the Board grants Options, each such grant shall be approved by a majority of the members of the Board who have no financial interest in the proposed issuance and by a majority of the Board as a whole.

5.2  Subject to the other provisions of this Plan, the Board or the Committee shall have the authority, in its discretion and subject to the provisions of Section 5.1: (i) to grant Options; (ii) to determine the Fair Market Value of the Shares; (iii) to determine the exercise prices of Options, which exercise prices shall in no event be less than the Fair Market Value of the Shares covered by the grant at the date of issuance; (iv) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of Shares subject to each Option grant; (v) subject to Section 7, to determine the terms of each Option, which terms shall be set forth in the Award Agreement; (vi) to interpret this Plan; (vii) with the consent of the holder of an Option, to modify or amend any Option; (viii) to authorize any person to execute any Award Agreement on behalf of the Company; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan not specifically reserved to the Board or stockholders of the Company pursuant to Section 61 of the 40 Act. The Board or the Committee may delegate nondiscretionary administrative duties to such Employees or other parties as it deems proper.

5.3  All questions of interpretation, implementation, and application of this Plan shall be determined by the Committee or the Board, as applicable. Such determinations shall be final and binding on all persons.

6.	Granting of Options; Agreement

6.1  No Options shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

6.2  Each Option shall be evidenced by an Award Agreement, in form satisfactory to the Committee, executed by the Company and the Optionee.

7.	Terms and Conditions of Options

7.1  General Terms and Conditions of Options. Unless otherwise provided in an Award Agreement, all Options shall be subject to the following terms and conditions:

7.1.1  Time of Exercise. Subject to Section 6, Options granted under this Plan shall be exercisable in accordance with the terms of the Award Agreement.

7.1.2  Non-transferability of Rights. No Option shall be assignable or otherwise transferable by the Optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the Optionee, an Option shall be exercisable only by the Optionee.

7.1.3  Payment. Except as provided below, payment in full, in cash, shall be made for all Shares purchased at the time notice of exercise of an Option is given to the Company. Such notice shall be in the form approved by the Board or Committee. The Committee may authorize any one or more of the following additional methods of payment:

(a)  Delivery by the Optionee of Shares already owned by the Optionee for all or part of the exercise price, provided the Fair Market Value of such Shares is equal on the date of exercise to the aggregate exercise price, or such portion thereof as the Optionee is authorized to pay by delivery of such Shares;

(b)  Through the surrender of Shares then issuable upon exercise of the Option, provided the Fair Market Value of such Shares is equal on the date of exercise to the aggregate exercise price, or such portion thereof as the Optionee is authorized to pay by surrender of such Shares; and

(c)  Delivery by the Optionee of a promissory note; provided, that payment with a note is only acceptable by Optionees who are not executive officers or Directors. Such promissory notes must be recourse to the maker and must (i) have a term of not more than one year; (ii) bear interest at no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made; (iii) at all times be fully collateralized (such collateral may include any securities issued by the Company); (iv) be approved by a majority of the directors of the Company who have no financial interest in such transaction and a majority of such directors who are not interested persons of the Company as defined in Section 2(a)(19) of the 40 Act on the basis that the loan is in the best interests of such Company and its shareholders; and (v) be substantially in the form of Exhibit I.

7.1.4  Termination of Employment.

(a)  If for any reason other than death or disability, an Optionee who at time of the grant of an Option under the Plan was an Employee ceases to be an Employee (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination; provided, however, that if such exercise of the Option would result in liability for the Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b) (but in no event after the expiration date of such Option).

(b)  If an Optionee dies or becomes permanently and totally disabled (within the meaning of section 22(e)(3) of the Code) or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee, by the Optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the Optionee or any longer period specified in the Award Agreement or by amendment thereof (but in no event after the expiration date of such Option).

(c)  For purposes of this Section 7.1.4, an Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Committee, if the period of any such leave does not exceed 90 days or, if longer, if the Optionee’s right to reemployment by the Company is guaranteed either contractually or by statute.

7.1.5  Each Optionee shall, no later than the date as of which any amount attributable to an Option first becomes includible in the gross income of the Optionee for tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such security. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

7.1.6  Term. No Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the Award Agreement.

7.1.7  Total Purchase. No Optionee shall, in any calendar year, be granted Options to purchase more than 400,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in this Plan, the above limit shall automatically be adjusted in the same ratio.

7.1.8  Exercise Price for Options.

(a)  Incentive Stock Options shall be granted only to Employees. The exercise price of each Option shall be at least equal to the Fair Market Value of the Shares subject to the Option as of the date of grant provided, however, that no Incentive Stock Option shall be granted to any Employee who at the time the Incentive Stock Option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company, determined in accordance with the provisions of sections 422(b)(6) and 424(d) of the Code, unless the exercise price of such Incentive Stock Option is at least 110% percent of the Fair Market Value of the Shares subject to the Incentive Stock Option as of the date of grant and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

(b)  An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Company within the meaning of section 422(d) of the Code) does not exceed $100,000.

8.	Manner Of Exercise

8.1  An Optionee wishing to exercise an Option shall give notice to the Company in the form approved by the Board or the Committee accompanied by payment of the exercise price and provision for withholding taxes as provided in Section 7.

8.2  Promptly after the receipt of notice of exercise of an Option and the payments required under Section 8.1, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of Shares. An Optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any Shares covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such Shares.

9.	Employment or Consulting Relationship

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company to terminate any Optionee’s position as Director, officer and/or Employee at any time, nor confer upon any Optionee any right to continue in any such position with the Company.

10.	Conditions Upon Issuance of Shares

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”) and the 40 Act.

11.	Nonexclusivity of the Plan

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of incentives or securities other than under the Plan.

12.	Amendments to Plan

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an Optionee, no amendment, alteration, suspension or discontinuance may adversely affect the outstanding Options held by such holder except to conform this Plan and Options to the requirements of (a) federal or other tax laws relating to incentive stock options or (b) the Securities Act of 1933 or the 40 Act. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless the Board concludes that stockholder approval is advisable or required, whether pursuant to the terms of the 40 Act, applicable stock exchange rules, or otherwise.

13.	Effective Date of Plan; Termination

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until consent of more than a majority of the outstanding securities of the Company approve such Plan, whether by written consents or by voting at a validly called stockholders’ meeting; provided, further, however, that in addition to such stockholder approval, no Options shall be issued to any individual who is not an Employee until the Plan is approved by order of the Commission pursuant to Section 61(a)(3)(B)(i)(II) of the 40 Act. Options may be granted and exercised under this Plan only in compliance with all applicable federal and state securities laws. This Plan shall terminate within ten years from the date of its adoption by the Board.

14.	Compliance With Law

Notwithstanding the foregoing, for so long as the Company is a regulated business development company under the 40 Act: (i) this Plan shall be implemented in accordance with the provisions of the 40 Act and no grants may be made in violation of the provisions of the 40 Act, (ii) this Plan shall not be effective as to any grant that is prohibited under the 40 Act without Commission relief unless or until the Commission, upon application by the Company, shall issue an order granting relief to allow the Company to make such grant pursuant to the Plan, and (iii) any grant made in violation of the 40 Act will be null and void.

Exhibit I

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE is made as of the ____ day of _____________, 20__ at __________, ______________.

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to the order of Universal Capital Management, Inc. (“Payee”) the principal sum of ___________________ Dollars ($__________) in lawful money of the United States of America with interest calculated on the balance remaining unpaid from time to time at the rate of ____________________ (___%) per annum, which represents the [rate applicable to 90-day U.S. Treasury bills] on the date hereof.

Except as provided otherwise in this Promissory Note, (a) repayment shall be made in eleven (11) equal monthly installments of ________________________ Dollars ($__________) each, payable on the first day of each calendar month; (b) the first such payment shall be made on the first day of ______________, 20__; and (c) if not sooner paid in accordance with the terms hereof, all remaining principal and interest shall become due and payable on the first anniversary hereof.

Maker may prepay the principal hereof in whole or in part at any time and from time to time without penalty or premium; provided, however, that partial prepayments of principal shall be applied to the monthly installments due pursuant hereto in the inverse order of maturity.

The obligations of this Promissory Note are fully secured by a Security Agreement entered into on the date hereof between the Maker and the Payee on terms satisfactory to Payee in accordance with the terms therein.

Maker hereby irrevocably waives presentment, protest, notice of protest, and dishonor.

If any installment of principal or interest is not paid within fifteen (15) days of the date when due, the holder hereof, at his option, may declare all remaining installments of principal immediately due and payable and proceed to collect the same at once.

Witness:

_________________________________________	_________________________________________ (SEAL)